UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2018 (January 15, 2018)

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38204	82-1391674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Draper Oakwood Investments, LLC 55 East 3rd Ave. San Mateo, CA	94401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 213-7061

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2018, the Board of Directors (the “Board”) of Draper Oakwood Technology Acquisition, Inc. (the “Company”) approved an increase in the size of the Board from six members to seven, and in order to fill the vacancy created by such increase, the Board appointed Abduwahab Abdul Karim Al Betairi as a Class A director of the Company to serve until the 2018 annual meeting of stockholders of the Company.

Mr. Al Betairi, 48, is a co-founder and managing partner of Watar Partners, an investment management and financial consulting company based in Riyadh, Saudi Arabia, established in October 2014.  Prior to that, from June 2004 to June 2014, Mr. Al Betairi was at The Family Office Co BSc, a leading multi-family office based in the Kingdom of Bahrain, where he was a founding partner. During his time there, he was involved in all aspects of the business from investments to managing client relationships and was a member of the firm’s executive committee. From June 1999 to February 2004, Mr. Al Betairi worked at the Treasury Division of Saudi American Bank (a Citibank affiliate in Saudi Arabia), most recently managing over $500 million of alternative investments for the bank’s propriety investment book. Since October 2015, Mr. Al Betairi has served as the chairman of the board of directors of Osool & Bakheet Investment Company, an asset management firm in Saudi Arabia. Since November 2015, Mr. Al Betairi has served as a member of the supervisory committee of Trispan LLP, a global investment and wealth manager based out of London. In addition, since April 2017, Mr. Al Betairi has served on the board of directors of Sunbulah Group, one of the largest food manufacturing companies in Saudi Arabia and the Middle East. Mr. Al Betairi currently heads the Saudi chapter for the alumni of London Business School and he is a member of the Young Presidents’ Organization in both Saudi Arabia and Bahrain. Mr. Al Betairi holds an MBA from London Business School and a bachelor’s degree in finance from King Fahd University of Petroleum and Minerals.

There is no arrangement or understanding between Mr. Al Betairi and any other person pursuant to which he was selected as a director of the Company. Additionally, there are no family relationships between any director or executive officer of the Company and Mr. Al Betairi. There are no transactions to which the Company is or was a participant and in which Mr. Al Betairi has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Al Betairi is not a party to any material plan or arrangement in connection with his appointment as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2018

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

By:	/s/ Aamer Sarfraz
Name: Aamer Sarfraz
Title: Chief Executive Officer

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